Exhibit 10.140

FIRST AMENDMENT TO

GROUND LEASE

THIS FIRST AMENDMENT TO GROUND LEASE (the “Amendment”) made as of the 15th day of April, 2008 by and between ST. MARY’S HEALTH SYSTEM, INC., a Tennessee nonprofit corporation (“Landlord”) and EMORY DEVELOPMENT PARTNERS, LLC, a Tennessee limited liability company (“Tenant”).

WHEREAS, Landlord and Tenant entered into a certain Ground Lease as of the 12th day of December, 2007 (the “Ground Lease”); and

WHEREAS, the Ground Lease inadvertently included a legal description of the Premises in Exhibit A, rather than a legal description of the Land; and

WHEREAS, the Ground Lease further omitted Exhibit C, which as intended to be a description of the location of utility and communication facility easements, which the parties have determined is not necessary; and

WHEREAS, the parties desire to amend the Ground Lease to include the legal description of the Land as Exhibit A, to include the legal description of the Premises as Exhibit C, and to amend Sections 1.1 and 4.4.

NOW THEREFORE, in consideration of the mutual covenants and promises of the parties and other good and valuable consideration, the parties do hereby agree as follows:

1. Amendment to Section 1.1. Section 1.1 is hereby amended in its entirety to read as follows:

1.1	Grant; Premises.

Landlord is the owner of certain real property located in the County of Knox, State of Tennessee, legally described on Exhibit A attached hereto and made a part hereof (the “Land”). The Landlord wishes to lease that portion of the Land comprising the footprint of the “Physicians Plaza B” (the “Premises”) as shown on the site plan attached hereto as Exhibit B (the “Campus Site Plan”) to the Tenant. The legal description of the Premises is attached hereto as Exhibit C. For and in consideration of the agreement of Tenant to pay Rent (as hereinafter defined) and other sums herein provided and to perform the terms, covenants and conditions herein contained, the full performance and observance of which are hereby agreed to by Tenant, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises.

2. Amendment to Section 4.4. Section 4.4 is hereby revised in its entirety to read as follows:

4.4	Utility and Communication Easements.

Landlord hereby grants, conveys and encumbers the Land with perpetual non-exclusive easements for passage, construction, installation, maintenance, repair, replacement and use of utility lines, pipes, wires, conduits, flues, ducts, lines and other equipment including without limitation, electricity, gas, water, communications, sewer and storm drainage from the surrounding public thoroughfares to MOB B and the Premises. The location of such Utility and Communication Easements shall be subject to the approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

3. Amendment to Exhibit A. Exhibit A to the Ground Lease is hereby replaced with the Exhibit A attached to this First Amendment.

4. Addition of Exhibit C. Exhibit C attached hereto is hereby made a part of the Ground Lease.

5. Full Force and Effect. All provision of the Ground Lease not expressly amended herein shall remain in full force and effect in accordance with their terms.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and date as stated above.

LANDLORD:

ST. MARY’S HEALTH SYSTEM, INC.

By:
Title:

TENANT:

EMORY DEVELOPMENT PARTNERS, LLC

By:	/s/ Norman Brinkman
Norman Brinkman

Exhibit A

Legal Description of the Land

[INTENTIONALLY OMITTED]

Exhibit C

Legal Description of the Premises

[INTENTIONALLY OMITTED]

C-1